                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                          Evoke Communications, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                          EVOKE COMMUNICATIONS, INC.
                              1157 Century Drive
                          Louisville, Colorado 80027

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 20, 2001

To The Stockholders Of Evoke Communications, Inc.:

   Notice Is Hereby Given that the Annual Meeting of Stockholders of Evoke Communications, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, June 20, 2001 at 9:00 a.m. local time at the Westin Tabor Center, 1672 Lawrence Street, Denver, Colorado 80202 for the following purposes:

  1. To elect two directors to hold office until the 2004 Annual Meeting of Stockholders;

  2. To ratify the selection of KPMG LLP as independent auditors of the Company for its fiscal year ending 2001; and

  3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   The Board of Directors has fixed the close of business on April 23, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                        By Order of the Board of Directors

                                        Stephanie A. Anagnostou
                                        Secretary

Louisville, Colorado
May 14, 2001

    All Stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

                          EVOKE COMMUNICATIONS, INC.
                              1157 Century Drive
                          Louisville, Colorado 80027
                                (800) 878-7326

                               ----------------

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

                                 June 20, 2001

                Information Concerning Solicitation and Voting

General

   The enclosed proxy is solicited on behalf of the Board of Directors of Evoke Communications, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on June 20, 2001, at 9:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Westin Tabor Center, 1672 Lawrence Street, Denver, Colorado 80202. The Company intends to mail this proxy statement and accompanying proxy card on or about May 14, 2001, to all stockholders entitled to vote at the Annual Meeting.

Solicitation

   The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

   Only holders of record of Common Stock at the close of business on April 23, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 23, 2001, the Company had outstanding and entitled to vote 47,097,199 shares of Common Stock.

   Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

   All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies

   Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 1157 Century Drive, Louisville, Colorado 80027, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

   The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2002 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is January 15, 2002. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so not later than the close of business on March 22, 2002 nor earlier than the close of business on February 20, 2002.

                                  Proposal 1

                             Election of Directors

   The Company's Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

   The Board of Directors is presently composed of seven members. There are two directors in the class whose term of office expires in 2001. Each of the nominees for election to this class is currently a director of the Company who was previously elected by the stockholders. If elected at the Annual Meeting, each of the nominees would serve until the 2004 annual meeting and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal.

   Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

Nominees for Election for a Three-year Term Expiring at the 2004 Annual
Meeting

Paul A. Berberian

   Paul A. Berberian, age 35, has served as our Chairman of the Board, Chief Executive Officer and President since co-founding our Company in April 1997. From November 1995 to April 1997, Mr. Berberian was director of ConferLink, a division of ConferTech International, now Global Crossing, focusing on revenue call management information systems. In June 1993, Mr. Berberian co-founded LINK-VTC, a videoconferencing service provider, and served as its president and a member of its board of directors until it was acquired by ConferTech International in November 1995. He holds a B.S. degree in management and is a distinguished graduate from the U.S. Air Force Academy.

Carol deB. Whitaker

   Carol deB. Whitaker, age 47, has served as a member of our Board of Directors since June 1999. Ms. Whitaker has over 20 years of investment banking experience with both corporations and Wall Street firms. Since 1990, Ms. Whitaker has served as president of Whitko & Company, a Denver-based corporate finance consulting firm. From January 1996 to July 1996, Ms. Whitaker served as chief executive officer of W.W. Comm, Inc., a start-up company pursuing wireless communication opportunities in Latin America. Ms. Whitaker was a member of the board of directors of Brooks Fiber Properties, Inc. from October 1996 until the sale of the company in January 1998 to MCI WorldCom and of Optiglobe, Inc. from January 2000 until February 2001. Ms. Whitaker is a member of the board of directors of Yipes Communications, Inc., a privately-held company. Ms. Whitaker holds a B.A. degree in economics from Colorado College and a MBA degree from the University of Chicago.

                       The Board Of Directors Recommends
                    A Vote In Favor Of Each Named Nominee.

Directors Continuing in Office until the 2002 Annual Meeting

Bradley A. Feld

   Bradley A. Feld, age 35, has served as a member of our Board of Directors since May 1998. Since June 1996, Mr. Feld has served as a principal managing director of current and prior technology funds of SOFTBANK Venture Capital, a venture capital investment entity. In 1995, Mr. Feld founded Intensity Ventures Inc., a company that helped launch and operate software companies. From 1994 to 1995, Mr. Feld served as chief technology officer of AmeriData Technologies, Inc., a publicly-traded company that was acquired by GE Capital in 1996. From 1985 to 1993, Mr. Feld was the president of Feld Technologies, a software consulting firm that he founded, which was acquired by AmeriData in 1993. Mr. Feld is a director of Interliant, Inc., MessageMedia, Inc. and PeoplePC Inc. and a director of a number of privately-held companies. Mr. Feld holds S.B. and S.M. degrees from the Massachusetts Institute of Technology.

Steven C. Halstedt

   Steven C. Halstedt, age 55, has served as a member of our Board of Directors since June 2000. He is a general partner of Centennial Fund IV, L.P. and Centennial Fund V, L.P. and a managing principal of Centennial Fund VI, LLC, each of which is a part of Centennial Ventures, a firm he co-founded in 1981. Centennial Ventures is a venture capital firm that focuses its investment activities on communications convergence. Mr. Halstedt is chairman of the board of Verio Inc. and a director of a number of privately-held companies.

Andre Meyer

   Andre Meyer, age 54, has served as a member of our Board of Directors since March 2000. Mr. Meyer is chief executive officer of INOVATEL, a network and telecommunications system provider controlled by Vivendi Group, a French holding company with primary investments in telecommunications. Since June 1997, Mr. Meyer has held a number of positions in companies controlled by Vivendi Group, including: chief technical officer of @viso; president of CEGETEL Entreprises; director of the Development Center for Innovative Services for INOVATEL; and general manager of CEGETEL Entreprises. From August 1985 to June 1997, Mr. Meyer held various positions with Hewlett Packard Corporation, a company focused on electronics and computer technology, including general manager of the Telecom Systems Business Unit from 1992 to 1997. Mr. Meyer holds degrees in electromechanics and in electronic and automation engineering.

Directors Continuing in Office Until the 2003 Annual Meeting

Donald Hutchison

   Donald Hutchison, age 44, has served as a member of our Board of Directors since January 2000. Mr. Hutchison is the outgoing chief executive officer and chairman of the board of Work.com, positions that he held since the company's inception in April 2000. Work.com is a joint venture of Excite@Home, Dow Jones & Company and Mr. Hutchison that provided Internet-based resources for businesses and recently sold its principal assets to Business.com. From February 1997 to April 2000, Mr. Hutchison served as senior vice president and general manager of @Work, a commercial division of Excite@Home that provides business class Internet working solutions. From May 1994 to January 1997, Mr. Hutchison served as senior vice president for sales and marketing of Netcom, an Internet service provider. Mr. Hutchison also worked with leading technology companies such as TAU Corporation, a digital image computing company, and Pixar, a digital animation company. Mr. Hutchison is a member of the board of directors of Zengine, Inc., a public company, and Overlap, Inc., a private company. Mr. Hutchison is an honors graduate from the University of California at Santa Barbara with a B.A. degree in economics and earned an MBA degree in finance and organizational development from Loyola Marymount University.

Dr. Massih Tayebi

   Dr. Massih Tayebi, age 41, was appointed to our Board of Directors in June 2000. Dr. Tayebi co-founded Wireless Facilities, Inc., a full-service infrastructure development company, in 1994 and has served as its chief executive officer and one of its directors since its inception. Since 1995, Dr. Tayebi has served as a technical manager for Computer Integrated Management Systems, an Internet-based business exchange company. From 1989 to 1994, he was a senior faculty member of the Engineering Department of the University of Paisley, Great Britain, and served as its Director of Computer Integrated Product Life Cycle Research. Dr. Tayebi received an M.S. in computer integrated manufacturing and a Ph.D. in the integration of design and process planning from the University of Strathclyde, United Kingdom. He performed post-doctorate work on the integration of design and inspection at the University of Brunel, London.

Board Committees and Meetings

   During the fiscal year ended December 31, 2000, the Board of Directors held twelve meetings and acted by unanimous written consent six times. The Board has an Audit Committee and a Compensation Committee.

   The Audit Committee recommends to the Board the independent auditors to be retained, reviews the internal accounting and financial controls of the Company and meets with the independent auditors to review the scope of proposed audits, the results of the annual audit and the Company's financial statements. The Audit Committee is composed of three directors: Mr. Meyer, Dr. Tayebi and Ms. Whitaker. It met three times during the last fiscal year and did not act by unanimous written consent during the last fiscal year. All members of the Company's Audit Committee are independent (as independence is defined in Rule 4200(a)(14) of the NASD listing standards). The Audit Committee has adopted a written Amended and Restated Audit Committee Charter, which is attached hereto as Appendix A.

   The Compensation Committee reviews and approves compensation and benefits for our officers and employees, reviews and administers our compensation and stock plans, makes recommendations to the Board regarding compensation and employee benefit issues and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of three outside directors: Mr. Feld, Mr. Meyer and Ms. Whitaker. It met two times during the last fiscal year and acted by unanimous written consent two times. The Non-Management Stock Option Committee consists of Mr. Berberian, who may award stock options to employees who are not officers in amounts up to 10,000 shares per grant.

   During the fiscal year ended December 31, 2000, all directors, except Dr. Tayebi, attended at least 75% of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively. From June 2000 when Dr. Tayebi joined the Audit Committee until the end of the last fiscal year, the Audit Committee held three meetings, two of which he was unable to attend.

Report of the Audit Committee of the Board of Directors

   The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 or 1934 Act.

   The Audit Committee is comprised of three independent directors and operates under a written charter adopted by the Company's Board of Directors. A copy of the charter is included as Appendix A to this proxy statement. The Audit Committee, among other things, recommends to the Board of Directors the selection of the Company's independent auditors.

   The Audit Committee has reviewed and discussed with the Company's management the audited financial statements of the Company for the year ended December 31, 2000. In addition, the Audit Committee has discussed with KPMG LLP, the Company's independent auditors, the matters required by Statements on Auditing Standards No. 61.

   The Audit Committee also has received the written report, disclosure and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, and has reviewed, evaluated and discussed the written report with KPMG LLP. In addition, the Audit Committee has discussed with KPMG LLP its independence from the Company. The Audit Committee has also discussed with the management of the Company and KPMG LLP such other matters and received such assurances from them, as the Audit Committee deemed appropriate.

   Based on the foregoing reviews and discussions and relying thereon, the Audit Committee has recommended to the Company's Board of Directors the inclusion of the Audited Financial Statements in the Company's Annual Report for the year ended December 31, 2000 on Form 10-K, to be filed with the Securities and Exchange Commission.

                                          Audit Committee of the Board of
                                           Directors

                                          Andre Meyer
                                          Dr. Massih Tayebi
                                          Carol deB. Whitaker

                                  Proposal 2

               Ratification Of Selection Of Independent Auditors

   The Board of Directors has selected KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2001 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited the Company's financial statements since its inception in 1997. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

   Stockholder ratification of the selection of KPMG LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

   The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of KPMG LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Audit Fees

   During the fiscal year ended December 31, 2000, the aggregate fees billed by KPMG LLP for the audit of the Company's financial statements for such fiscal year and for the reviews of the Company's interim financial statements by was $81,000.

Financial Information Systems Design and Implementation Fees

   During the fiscal year ended December 31, 2000, no information technology consulting fees were billed by KPMG LLP.

All Other Fees

   During fiscal year ended December 31, 2000, the aggregate fees billed by KPMG LLP for professional services other than audit and information technology consulting fees was $352,500. These fees principally related to services provided in connection with the Company's initial public offering and consulting on accounting matters.

   The Audit Committee has determined that the rendering of all non-audit services by KPMG LLP is compatible with maintaining the auditor's independence.

                       The Board Of Directors Recommends
                        A Vote In Favor Of Proposal 2.

                             Security Ownership Of
                   Certain Beneficial Owners And Management

   The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 31, 2001 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

   In accordance with the rules of the Securities and Exchange Commission (the "SEC"), the following table gives effect to the shares of Common Stock that could be issued upon the exercise of outstanding options within 60 days of March 31, 2001. In computing the number of shares beneficially owned by a person, shares of Common Stock that are subject to our right of repurchase at the original exercise price paid per share, or such shares that are subject to exercisable but unvested options, are not included.

                                                            Number of
                                                              Shares    Percent
                                                           Beneficially   of
Beneficial Owner                                            Owned(/1/)   Total
----------------                                           ------------ -------
Paul A. Berberian(/2/)...................................   2,038,499     4.3
Todd Vernon(/3/).........................................     221,470       *
Terence G. Kawaja(/4/)...................................     350,000       *
James M. LeJeal(/5/).....................................   1,370,665     2.9
Centennial Fund V, L.P. (/6/)............................   4,312,646     9.2
Centennial Fund VI, L.P. (/7/)...........................   3,161,615     6.7
Entities affiliated with SOFTBANK Technology
 Ventures(/8/)...........................................   5,353,150    11.4
Intel Corporation(/9/)...................................   2,444,444     5.2
Pequot Private Equity Fund II, L.P. (/10/)...............   3,111,111     6.6
Steven C. Halstedt(/11/).................................      13,147       *
Donald Hutchison(/12/)...................................     134,813       *
Bradley A. Feld(/13/)....................................   5,387,963    11.4
Andre Meyer(/14/)........................................      20,517       *
Dr. Massih Tayebi(/15/)..................................     247,035       *
Carol deB. Whitaker(/16/)................................     103,183       *
All named executive officers and directors as a group (10
 persons) (/17/).........................................   9,887,292    20.8

--------
*  Less than one percent.
(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 47,097,359 shares outstanding on March 31, 2001, adjusted as required by rules promulgated by the SEC.
(2) Includes 1,969,600 shares held by Berberian Investments LLC, 10,400 shares held by Paul A. Berberian Family Trust and 50,499 shares subject to options exercisable within 60 days of March 31, 2001. Excludes 83,334 shares that are subject to options that are unvested but exercisable within 60 days of March 31, 2001.
(3) Includes 50,000 shares held by Vernon Investments, LLC. Voting and investment power over shares held by Vernon Investments, LLC is shared between Mr. Vernon and his wife. Also includes 171,470 shares subject to options exercisable within 60 days of March 31, 2001. Excludes 119,029 shares that are subject to options that are unvested but exercisable within 60 days of March 31, 2001.
(4) Mr. Kawaja is the former Chief Financial Officer of the Company.
(5) Includes 1,274,000 held by LeJeal Investments, LLC, 46,000 shares held by James M. LeJeal Irrevocable Family Trust and 49,999 shares subject to options exercisable within 60 days of March 31, 2001. Excludes 36,111 shares that are subject to options that are unvested but exercisable within 60 days of March 31,

    2001. Mr. LeJeal shares voting and investment power over the shares held by LeJeal Investments, LLC and the shares held by James M. LeJeal Irrevocable Family Trust. Mr. LeJeal formerly served as Chief Operating Officer and as a director of the Company.
(6) Excludes 66,560 shares held by Centennial Holdings I, LLC, 3,161,615 shares held by Centennial Fund VI, L.P., 105,888 shares held by Centennial Entrepreneurs' Fund V, L.P., 83,200 shares held by Centennial
    Entrepreneurs' Fund VI, L.P. and 166,401 shares held by Centennial
    Strategic Partners VI, L.P. Centennial Fund V, L.P. has no voting or investment power over the excluded shares and disclaims beneficial ownership of such shares. Centennial Entrepreneurs' Fund V, L.P. disclaims beneficial ownership of the shares held by Centennial Fund V, L.P. Centennial Holdings V, L.P. is the sole general partner of Centennial Fund V, L.P. and Centennial Entrepreneurs' Fund V, L.P., and, accordingly, may be deemed to be the indirect beneficial owner of the shares held by such funds by virtue of its authority to make decisions regarding the voting and disposition of such shares. Mr. Halstedt, who is one of our directors, is one of four general partners of Centennial Holdings V, L.P., has no voting or investment power over any of the excluded shares and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of Centennial Fund V, L.P. is 1428 Fifteenth Street, Denver, Colorado 80202.
(7) Excludes 66,560 shares held by Centennial Holdings I, LLC, 4,312,646 shares held by Centennial Fund V, L.P., 105,888 shares held by Centennial Entrepreneurs' Fund V, L.P., 83,200 shares held by Centennial
    Entrepreneurs' Fund VI, L.P. and 166,401 shares held by Centennial
    Strategic Partners VI, L.P. Centennial Fund VI, L.P. has no voting or investment power over the excluded shares and disclaims beneficial ownership of such shares. Centennial Entrepreneurs' Fund VI, L.P. disclaims beneficial ownership of the shares held by Centennial Fund VI, L.P. Centennial Holdings VI, LLC is the sole general partner of Centennial Fund VI, L.P. and Centennial Entrepreneurs' Fund VI, L.P., and, accordingly, may be deemed to be the indirect beneficial owner of the shares held by such funds by virtue of its authority to make decisions regarding the voting and disposition of such shares. Mr. Halstedt, who is one of our directors, is one of five managing principals of Centennial Holdings VI, LLC, has no voting or investment power over any of the excluded shares and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of Centennial Fund VI, L.P. is 1428 Fifteenth Street, Denver, Colorado 80202.
(8) Includes 3,726,230 shares held by SOFTBANK Technology Ventures IV, L.P., 74,142 shares held by SOFTBANK Technology Advisors Fund, L.P., 1,485,874 shares held by SOFTBANK Technology Ventures V, L.P., 40,196 shares held by SOFTBANK Technology Advisors Fund V, L.P. and 26,708 shares held by
    SOFTBANK Technology Entrepreneurs' Fund V, L.P. SOFTBANK Technology
    Ventures IV, LLC is the general partner of SOFTBANK Technology Ventures IV, L.P. and SOFTBANK Technology Advisors Fund, L.P. (the three entities collectively being the "Fund IV Entities"). SOFTBANK Technology Ventures V, LLC is the general partner of SOFTBANK Technology Ventures V, L.P.,
    SOFTBANK Technology Advisors Fund V, L.P. and SOFTBANK Technology Entrepreneurs' Fund V, L.P. (the four entities collectively being the "Fund V Entities"). The Fund IV Entities have no voting or investment power over any of the shares held by the Fund V Entities and disclaim beneficial ownership of any such shares. The Fund V Entities have no voting or investment power over any of the shares held by the Fund IV Entities and disclaim beneficial ownership of any such shares. SOFTBANK Technology Ventures IV, L.P. has no voting or investment power over any of the shares held by SOFTBANK Technology Advisors Fund, L.P. and disclaims beneficial ownership of such shares. SOFTBANK Technology Advisors Fund, L.P. has no voting or investment power over any of the shares held by SOFTBANK Technology Ventures IV, L.P. and disclaims beneficial ownership of such shares. SOFTBANK Technology Ventures V, L.P. has no voting or investment power over any of the shares held by either SOFTBANK Technology Advisors Fund V, L.P. or SOFTBANK Technology Entrepreneurs' Fund V, L.P. and disclaims beneficial ownership of such shares. SOFTBANK Technology Advisors Fund V, L.P. has no voting or investment power over any of the shares held by either SOFTBANK Technology Ventures V, L.P. or SOFTBANK Technology Entrepreneurs' Fund V, L.P. and disclaims beneficial ownership of such shares. SOFTBANK Technology Entrepreneurs' Fund V, L.P. has no voting or investment power over any of the shares held by either SOFTBANK Technology Ventures V, L.P. or SOFTBANK Technology Advisors Fund V, L.P. and disclaims beneficial ownership of such shares. The address of SOFTBANK Technology Ventures IV, L.P. is 200 W. Evelyn Avenue, Suite 200, Mountain View, California 94043.

(9) The address of Intel Corporation is 2200 Mission College Boulevard, Santa Clara, California 95052.
(10) Pequot Capital Management, Inc. beneficially owns the shares held by Pequot Private Equity Fund II, L.P. by virtue of its power to control Pequot Private Equity Fund II, L.P. The address of Pequot Private Equity Fund II, L.P. is 500 Nyala Farm Road, Westport, Connecticut 06880.
(11) Includes 8,147 shares subject to options exercisable within 60 days of March 31, 2001. Excludes 18,519 shares that are subject to options that are unvested but exercisable within 60 days of March 31, 2001.
     Mr. Halstedt holds such options for the benefit of certain Centennial Ventures' entities. Also excludes 66,560 shares held by Centennial Holdings I, LLC, 4,312,646 shares held by Centennial Fund V, L.P., 105,888 shares held by Centennial Entrepreneurs' Fund V, L.P., 3,161,615 shares held by Centennial Fund VI, L.P., 83,200 shares held by Centennial Entrepreneurs' Fund VI, L.P. and 166,401 shares held by Centennial Strategic Partners VI, L.P. Mr. Halstedt is one of four general partners of Centennial Holdings V, L.P., which is the sole general partner of Centennial Fund V, L.P. and Centennial Entrepreneurs' Fund V, L.P., and is one of five managing principals of Centennial Holdings VI, LLC, which is the sole general partner of Centennial Fund VI, L.P. and Centennial Entrepreneurs' Fund VI, L.P. Mr. Halstedt has no voting or investment power over any of the excluded shares and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
(12) Includes 8,147 shares subject to options exercisable within 60 days of March 31, 2001. Excludes 18,519 shares that are subject to options that are unvested but exercisable within 60 days of March 31, 2001.
(13) Includes 3,726,230 shares held by SOFTBANK Technology Ventures IV, L.P., 74,142 shares held by SOFTBANK Technology Advisors Fund, L.P., 1,485,874 shares held by SOFTBANK Technology Ventures V, L.P., 40,196 shares held by SOFTBANK Technology Advisors Fund V, L.P. and 26,708 shares held by SOFTBANK Technology Entrepreneurs' Fund V, L.P. Mr. Feld, who is one of our directors, is a managing director of SOFTBANK Technology Ventures and disclaims beneficial ownership of the included shares held by such entities except to the extent of his pecuniary interest therein. Also includes 34,813 shares subject to options exercisable within 60 days of March 31, 2001. Excludes 18,519 shares that are subject to options that are unvested but exercisable within 60 days of March 31, 2001.
(14) Includes 18,517 shares subject to options exercisable within 60 days of March 31, 2001. Excludes 34,815 shares that are subject to options that are unvested but exercisable within 60 days of March 31, 2001.
(15) Includes 147,766 shares held by BridgeWest, LLC, 82,973 shares held by Global Telepartners, LLC and 16,296 shares subject to options exercisable within 60 days of March 31, 2001. Dr. Tayebi shares voting and investment power over the shares held by BridgeWest, LLC and Global Telepartners, LLC with other LLC members. Excludes 37,037 shares that are subject to options that are unvested but exercisable within 60 days of March 31, 2001.
(16) Includes 84,666 shares held by Whitko & Company and 18,517 shares subject to options exercisable within 60 days of March 31, 2001. Excludes 28,149 shares that are subject to options that are unvested but exercisable within 60 days of March 31, 2001.
(17) Includes shares as described in the notes above, as applicable.

            Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that Dr. Tayebi timely reported all holdings and transactions, but inadvertently did not include in a Form 3 report the indirect shareholdings of Global TelePartners LLC and BridgeWest, LLC. The error was corrected on an amended Form 3 report.

                                  Management

   Our executive officers and key employees are as follows:

 Name                    Age Position at the Company
 ----                    --- -----------------------
 Paul A. Berberian        35 Chairman of the Board, Chief Executive Officer and
                             President
 Nicholas J. Cuccaro      59 Chief Financial Officer
 Todd Vernon              37 Chief Technology Officer
 Stephanie A. Anagnostou  33 Senior Vice President, General Counsel and
                             Secretary
 Henry Rodriguez III      40 Senior Vice President of Engineering
 Bryce Ambraziunas        31 Vice President of Operations
 Peter Holst              32 Vice President of Corporate Development
 Kenneth Mesikapp         37 Vice President of Finance and Accounting and
                             Treasurer
 Nicholas Papadopoulos    34 Vice President of Direct Sales

Executive Officers

   Biographical information for Paul A. Berberian is in the section entitled "Proposal 1 Election of Directors."

   Nicholas J. Cuccaro has served as our Chief Financial Officer since March 2001. From November 1999 to March 2001, Mr. Cuccaro served as executive vice president and chief financial officer of NetLibrary, an electronic book publisher. From June 1994 to November 1999, Mr. Cuccaro held a number of positions, including president, publishing division, senior vice president and chief executive officer, for Neodata, a customer management company, which was acquired by EDS Corporation and renamed Centrobe. Mr. Cuccaro is a certified public accountant and holds a B.B.A. degree from St. John's University in Queens, NY.

   Todd Vernon has served as our Chief Technology Officer since our inception in April 1997. From August 1996 to April 1997, Mr. Vernon served as senior software engineer for ConferLink, a division of ConferTech International, a multimedia teleconferencing company. From January 1996 until August 1996, Mr. Vernon served as product architect and lead developer for Rogue Wave Software, a software company. From August 1994 to January 1996, Mr. Vernon served as senior software engineer at Evolving Systems, Inc., also a software company. From February 1987 to August 1994, Mr. Vernon served as senior electronic engineer at NASA Dryden Flight Research Facility. He holds a B.S. degree in electrical engineering from Central Missouri State University.

Key Employees

   Stephanie A. Anagnostou has served as our Senior Vice President and General Counsel since April 2000 and as Secretary since January 2001. From March 1995 to April 2000, Ms. Anagnostou served as an attorney at Cooley Godward LLP, practicing primarily in areas of public offerings, private placements, mergers and acquisitions and strategic partnerships. Ms. Anagnostou is licensed to practice law in Colorado and California. She holds a B.A. degree in mass communications with an emphasis in business from University of California, Los Angeles and a J.D., cum laude, from University of San Francisco School of Law.

   Henry Rodriguez III has served as our Senior Vice President of Engineering since April 2000. From October 1999 to March 2000, Mr. Rodriguez served as chief technical officer for ExchangePoint, an online provider of enterprise software and business services. From January 1999 to September 1999, Mr. Rodriguez held the position of vice president research and development/operations for Xtra-Online, a developer of Internet-based travel products. From February 1998 to January 1999, he held the position of vice president research and development/chief architect for Borealis, a technology research and development company. From November 1995 to February 1998, Mr. Rodriguez held the position of vice president research and development/chief architect for Seagate Software, a software company.

   Bryce L. Ambraziunas has served as our Vice President of Operations since November 1998. From October 1997 to November 1998, Mr. Ambraziunas served as executive manager of U.K. operations for Frontier

Videoconferencing, a division of Frontier ConferTech. From January 1996 to October 1997, Mr. Ambraziunas held various positions in the operations and sales departments of LINK-VTC, including technical account executive for its videoconferencing offering. He received a B.A. degree in economics from the University of California at Santa Cruz.

   Peter Holst has served as our Vice President of Corporate Development since October 2000. From September 1997 to September 2000, Mr. Holst served as vice president of corporate development for LyncStar Communications, a broadband services company. From March 1996 to September 1997, Mr. Holst served as director of sales for Autoskill International, a software company. He holds a B.Adm degree in finance from the University of Ottawa, Canada.

   Kenneth Mesikapp has served as our Vice President of Finance and Accounting and Assistant Treasurer since October 1999, as our Treasurer since January 2001, as our Corporate Controller from December 1997 to October 1999 and as our Acting Chief Financial Officer for part of March 2001. From November 1994 to December 1997, Mr. Mesikapp served as audit manager of Brock and Company, CPAs, P.C., an accounting firm located in Boulder, Colorado. From June 1986 to November 1994, Mr. Mesikapp held a variety of positions and most recently was a manager at Nykiel, Carlin and Company, an accounting firm located in Schaumburg, Illinois. Mr. Mesikapp holds a B.S. in accounting from the University of Illinois at Chicago and is a certified public accountant.

   Nicholas Papadopoulos has served as our Vice President of Direct Sales since September 2000 and from January 2000 to September 2000, as a director of one of our departments of direct sales. From August 1998 to January 2000, Mr. Papadopoulos served as director of sales and marketing for Autopart International, Inc., an automobile parts importing company. From June 1996 to August 1998, Mr. Papadopoulos served as sales manager of SouthWestern Bell, a telecommunications company. From September 1993 to June 1996, Mr. Papadopoulos served as sales and training manager of WearGuard Corporation, a direct mail marketing company, which is a subsidiary of Aramark Corporation. Mr. Papadopoulos holds a B.A. in history from New York University.

                            Management Compensation

Compensation of Directors

   Directors of the Company do not currently receive any cash compensation for their services as directors, but are eligible for reimbursement for customary and reasonable expenses incurred in connection with attendance at Board and committee meetings in accordance with Company policy. Non-employee directors are entitled to receive options and stock issuances pursuant to our 2000 Equity Incentive Plan. Unless otherwise noted below, options granted to non-employee directors vest over a period of three years commencing on the date of grant, with 1/36th of the underlying shares vesting each month, and have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. During the last fiscal year, the Company granted the following options and issuances to non-employee directors pursuant to the Company's 2000 Equity Incentive Plan:

  . On June 20, 2000, Messrs. Feld, Hutchison, Halstedt, Meyer and Ms. Whitaker each received an option to purchase 26,666 shares of our Common Stock at an exercise price of $10.80 per share;

  . On June 20, 2000, Mr. Meyer received an option to purchase 26,666 shares of our Common Stock at an exercise price of $10.80 per share (such option vests over a period of three years commencing on March 21, 2000, with 1/36th of the underlying shares vesting each month);

  . On June 20, 2000, Dr. Tayebi received an option to purchase 53,333 shares of our Common Stock at an exercise price of $10.80 per share;

  . On May 16, 2000, Dr. Tayebi was granted a stock purchase award pursuant to which he purchased 46,296 shares of our Common Stock at a purchase price of $10.80 per share;

  . On March 21, 2000, Mr. Meyer received a stock purchase award pursuant to which he purchased 2,000 shares of our Common Stock at a purchase price of $10.80 per share;

  . On January 25, 2000, Mr. Hutchison received an option to purchase 26,666 shares of our Common Stock at an exercise price of $4.50 per share; and

  . On January 25, 2000, Mr. Hutchison purchased 100,000 shares of our Common Stock at $4.50 per share.

   As of March 31, 2001, options to purchase 99,998 shares of our common stock granted to non-employee directors had been exercised pursuant to the Company's 2000 Equity Incentive Plan.

Compensation of Executive Officers

Summary of Compensation

   The following table shows for the fiscal years ended December 31, 1999 and December 31, 2000, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer, other executive officers on December 31, 2000 whose annual salary and bonus exceeded $100,000 for services rendered to the Company in all capacities and one executive officer who departed from the Company on December 31, 2000 (the "Named Executive Officers"):

                          Summary Compensation Table

                                                               Long-Term
                                  Annual Compensation         Compensation
                               -------------------------      ------------
                                                               Securities
Name and Principal                                             Underlying
Position                  Year  Salary   Bonus   Other          Options
------------------        ---- -------- ------- --------      ------------
Paul A Berberian,         2000 $215,614                         268,708
 President and Chief      1999  131,515 $ 5,000                 133,333
 Executive Officer
Todd Vernon,              2000  190,558 150,000                 263,500
 Chief Technology Officer 1999  119,697  12,000                  33,333
Terence G. Kawaja,        2000  166,805 107,500 $120,000(/1/)   100,000(/2/)
 Former Executive Vice
 President and Chief
 Financial Officer
James M. LeJeal,          2000  215,662 193,500                  86,110(/3/)
 Former Chief Operating   1999  131,500   5,000                 133,333(/3/)
 Officer

--------
(1) Amount represents relocation expenses.
(2) Option is a non-qualifying stock option with an exercise price of $0.10 per share. Option is fully vested and exercisable until 5 p.m. on March 2, 2002.
(3) Pursuant to the terms of a Separation Agreement between the Company and Mr. LeJeal, dated November 14, 2000, options representing an aggregate of 80,556 shares were cancelled and the underlying shares reverted to the Company.

Stock Option Grants And Exercises

   The Company grants options to our executive officers under our 2000 Equity Incentive Plan. As of March 31, 2001, options to purchase a total of 6,642,700 shares were outstanding under the 2000 Equity Incentive Plan and options to purchase 5,334,448 shares remained available for grant thereunder. In addition, the Company assumed options representing an aggregate of 1,574,831 shares of Common Stock as part of the Company's acquisition of Contigo Software, Inc. in June 2000. Such options were issued pursuant to Contigo Software, Inc.'s 1999 Stock Option Plan and 1999 Section 25102(o) Stock Option/Stock Issuance Plan.

   Our Board of Directors may reprice options pursuant to the terms of the Company's option plans. Options are granted at an exercise price equal to the fair market value of our Common Stock on the date of grant. Since the initial public offering of the Company, the fair market value of our Common Stock is the closing sales price of the stock as reported on the Nasdaq National Market for the date of grant. Prior to the initial public offering, the fair market value of our Common Stock on the date of grant was determined by our Board, taking into consideration a number of factors, including:

  .  our historical and prospective revenue and profitability;

  .  our cash balance and rate of cash consumption;

  .  the growth and size of the market for our services;

  .  the stability of our management team; and

  .  the quality of our services.

   Options generally vest over a four year period, with 25% of the underlying shares vesting one year after the date of grant and the remaining shares vesting at a rate of 1/48th per month thereafter. Options granted to executive officers typically fully vest upon a change of control, as defined in the Company's 2000 Equity Incentive Plan, unless the acquiring company assumes the options or substitutes similar options.

Stock Option Grants

   The following tables show for the fiscal year ended December 31, 2000, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers. An aggregate of 6,398,240 options were granted to employees in fiscal year 2000.

   The potential realizable value is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounding annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. For options granted after the Company's initial public offering, the stock price on the date of grant is the closing sales price of the stock as reported on the Nasdaq National Market for the date of grant. For options granted prior to the initial public offering, the stock price on the date of grant is assumed to be the initial public offering price of $8.00 pursuant to rules promulgated by the SEC. The amounts represent certain assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect the Company's estimate or projection of future stock price performance. For example, if the calculations were based on the closing sales price of our stock on December 29, 2000 (the last trading date of fiscal year 2000) as reported on the Nasdaq National Market of $1.75, the potential realizable values would be significantly lower. Actual gains, if any, are dependent on the actual future performance of the Company's Common Stock and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.

                       Option Grants in Last Fiscal Year

                                                                              Potential Realizable Value
                                                                              at Assumed Annual Rates of
                         Number of   Percent of                                       Stock Price
                         Securities Total Options                                  Appreciation for
                         Underlying  Granted to   Exercise                            Option Term
                          Options     Employees   Price Per                   --------------------------------
Name                      Granted      in 2000      Share    Expiration Date       5%                 10%
----                     ---------- ------------- --------- ----------------- -------------      -------------
Paul A. Berberian.......   33,333        0.5%       $5.31    August 16, 2010  $     111,366      $     282,222
                            1,000          0         2.56   December 5, 2010          1,612              4,084
                          234,375        3.7         2.56   December 5, 2010        377,705            957,179
Todd Vernon.............   22,222        0.4         4.50   December 31, 2009       189,579            361,106
                            1,111          0         4.50   December 31, 2009         9,478             18,054
                           66,667        1.0         8.00     July 23, 2010         335,412            850,000
                           72,500        1.1         5.31    August 16, 2010        242,223            613,840
                          100,000        1.6         2.56   December 5, 2010        161,154            408,397
                            1,000          0         2.56   December 5, 2010          1,612              4,084
Terence G. Kawaja.......  800,000       12.5         9.30    March 29, 2010               0(/1/)             0(/1/)
                          200,000        3.1         5.31    August 16, 2010              0(/1/)             0(/1/)
                            1,000          0         2.56   December 5, 2010              0(/1/)             0(/1/)
James M. LeJeal.........   33,333        0.5         5.31    August 16, 2010              0(/2/)             0(/2/)

--------
(1) Options were cancelled on March 2, 2001 pursuant to the terms of a separation and release agreement between the Company and Mr. Kawaja.
(2) Option was cancelled on December 31, 2000 pursuant to the terms of a separation and release agreement between the Company and Mr. LeJeal.

Stock Option Exercises

   The following table sets forth information for each Named Executive Officer regarding options that were exercised during 2000 and options that were unexercised on December 31, 2000. Amounts characterized as "Unexercisable" in the table include unvested options notwithstanding the fact that some unvested options are immediately exercisable upon grant because the shares underlying such options are subject to repurchase by the Company at the original exercise price upon the employee's cessation of service. The value of the unexercised in-the-money options is equal to the closing sales price of the stock as reported on the Nasdaq National Market for December 29, 2000 ($1.75) minus the per share exercise price of the option, multiplied by the number of shares underlying the option.

  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option
                                    Values

                                                  Number of Securities            Value of Unexercised
                                                 Underlying Unexercised          In-the-Money Options on
                           Shares             Options on December 31, 2000          December 31, 2000
                          Acquired    Value   -------------------------------   -------------------------
Name                     on Exercise Realized  Exercisable     Unexercisable    Exercisable Unexercisable
----                     ----------- -------- -------------   ---------------   ----------- -------------
Paul A. Berberian.......      --        --             36,111           365,930  $  6,861      $18,472
Terence G. Kawaja.......      --        --                 --         1,001,000        --           --
James M. LeJeal.........      --        --             36,111           130,555     6,861       18,472
Todd Vernon.............      --        --            152,775           310,724   230,379       52,120

                            Employment Agreements,
                 Severance and Change in Control Arrangements

   Paul A. Berberian. In November 1999, we entered into a personal services agreement with Mr. Berberian, our Chairman of the Board, Chief Executive Officer and President. The agreement has an initial two year term and continues indefinitely thereafter until notice of termination by either party. Pursuant to the terms of the agreement, Mr. Berberian receives an annual base salary of $215,000 beginning in 2000, plus a performance-based bonus as determined by the compensation committee.

   If Mr. Berberian is terminated without cause or terminates his own employment "for good reason," then he will receive his base salary through the end of the initial term or for a period of 18 months, whichever is longer, plus any accrued bonuses, and all unexercised stock options will vest. If Mr. Berberian is terminated "for cause," by mutual agreement or voluntarily, then he will be entitled to accrued compensation and unreimbursed expenses. "For good reason" is generally defined as a material change in the executive's job duties inconsistent with his position, a reduction in salary inconsistent with a general reduction of the salaries of similarly situated employees, a required relocation more than 50 miles from our current location, or our material breach of the applicable employment period. "For cause" is generally defined as a material breach of the employment agreement by the executive, dishonesty with respect to us, willful misfeasance intended to materially damage us, conviction of a crime of moral turpitude or crime, other than a vehicle offense, that could materially damage our reputation or willful or prolonged absence, other than due to illness, or failure to perform his duties for 20 days following written notice.

   If Mr. Berberian is terminated following a "change of control," then he will receive his base salary through the end of the initial term or for a period of 18 months, whichever is longer, plus any bonus that would have been paid to him had he remained employed during such period, and the initial grant of stock options shall vest. A "change of control" is generally defined as our liquidation or dissolution, the sale of all or substantially all of our assets, and a merger or consolidation that results in our stockholders holding less than 50% of the stock of the surviving corporation.

   The agreement also contains non-competition and confidentiality provisions. Pursuant to the terms of the agreement, Mr. Berberian agrees not to compete with us within the United States, nor to hire or attempt to hire any of our employees for a period of 12 months following his termination or while we are making payments to him.

   James M. LeJeal. In November 2000, we entered into a separation and release agreement with Mr. LeJeal whereby Mr. LeJeal resigned from his position as our Chief Operating Officer and his position on our Board of Directors and the Board of Directors of our subsidiary as of December 31, 2000. Pursuant to the terms of the agreement, we will continue to pay Mr. LeJeal his annual base salary of $215,000 through June 30, 2002. In addition, we will pay certain other of Mr. LeJeal's benefits through June 30, 2002. Pursuant to the terms of the agreement, a stock option to purchase 133,333 shares of our Common Stock that was granted to Mr. LeJeal in November 1999 will continue to vest pursuant to its original terms until June 30, 2002, and the exercise period of such option is extended until December 31, 2003. A stock option to purchase 33,333 shares of our Common Stock that was granted to Mr. LeJeal in August 2000 was cancelled on December 31, 2000, and the underlying shares reverted to us. The agreement contains non-competition and confidentiality provisions. Pursuant to the terms of the agreement, Mr. LeJeal agrees not to compete with us within the United States, nor to hire or attempt to hire any of our employees through June 30, 2002. The agreement also contains a lock-up provision, whereby Mr. LeJeal may not transfer shares that he beneficially owns, either directly or indirectly. One-ninth of such shares are released from this restriction on the 22nd of each month, beginning on January 22, 2001, until all such shares are released.

   Terence G. Kawaja. In March 2001, we entered into a separation and release agreement with Mr. Kawaja whereby Mr. Kawaja resigned from his positions as our Executive Vice President and Chief Financial Officer and his position on the Board of Directors of our subsidiary. Pursuant to the terms of the agreement, we will continue to pay Mr. Kawaja his annual base salary of $215,000 through July 20, 2001. We also granted

Mr. Kawaja 250,000 shares of our Common Stock pursuant to the terms of our 2000 Equity Incentive Plan. Pursuant to the terms of the agreement, stock options to purchase an aggregate of 1,001,000 shares of our Common Stock that were granted to Mr. Kawaja over the course of his employment with us were cancelled. Also, a promissory note issued by Mr. Kawaja to us to purchase 250,000 shares of our Common Stock was cancelled in exchange for the return of such shares. The agreement contains non-competition and confidentiality provisions. Pursuant to the terms of the agreement, Mr. Kawaja agrees not to compete with us within the United States, nor to hire or attempt to hire any of our employees through March 2, 2002. The agreement also contains a lock-up provision, whereby Mr. Kawaja may not transfer shares that he beneficially owns, either directly or indirectly until June 1, 2001.

        Report of the Compensation Committee of the Board of Directors
                           on Executive Compensation

   The material in this report is not "solicited material," is not deemed "filed" with the SEC and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

   The Compensation Committee of the Board of Directors is composed of three non-employee directors of the Company. The members of the Compensation Committee are Mr. Feld, Mr. Meyer and Ms. Whitaker. The Compensation Committee is responsible for establishing and administering the policies governing the compensation of all employees of the Company, including our executive officers. In addition, the Compensation Committee evaluates the performance of, and determines the total compensation package for, the Company's Chief Executive Officer ("CEO") and other executive officers of the Company.

Compensation Policies

   The Company's compensation policies are designed to attract, retain and reward executive officers through a combination of competitive base salaries, annual bonuses and long-term equity-based incentives. The Company strives to create compensation packages that reward executives who contribute to both the short-term and the long-term success of the Company and that align executive reward with stockholder value. Consistent with these philosophies, the Compensation Committee considers a variety of factors, including level of responsibility, prior experience, individual and corporate performance, short-term and long-term business strategies and objectives and competitive pay practices, in determining the total compensation package of an executive. Each component of the Company's executive compensation packages is discussed separately below.

Base Salary

   The Compensation Committee sets a range of base salaries for our executive officers, primarily based on the competitive pay practices within the industry, particularly of comparable high-technology companies. In addition, the Compensation Committee, together with the Board of Directors, will evaluate the level of performance of each executive officer, the specific duties to be performed and the length of service to the Company in determining current and future appropriate base pay levels. The Compensation Committee periodically reviews the base salaries of our executive officers, considering the above-listed factors, as well as corporate performance. Corporate performance is measured by relevant financial results and the success of the management team in non-financial areas, such as strategic business decisions, operational performance and management objectives.

Annual Bonuses

   Executive officers are eligible for target annual bonuses that are calculated by the Compensation Committee as a percentage of the officers' base salary. The Compensation Committee views annual bonuses as an opportunity to link continuous improvements in corporate performance and increases in stockholder value to executive rewards. To this end, specific corporate performance goals and milestones, which are established each year by management, are primarily used to measure annual bonuses. Corporate performance is measured by the Company's actual performance as compared to corporate revenue and earnings targets. Individual performance is based on subjective and objective factors, including actual performance as compared to department metrics and functions.

Long-Term Equity-Based Incentives

   The Company has a 2000 Equity Incentive Plan and a 2000 Employee Stock Purchase Plan, which exist to provide employees, including executive officers, the opportunity to share in the long-term performance of the Company and the motivation to maximize stockholder value.

   The Company typically grants stock options to executives upon the commencement of their service for the Company or upon a significant change in responsibilities based on competitive pay practices of comparable companies. In addition, the Company periodically grants stock options to executives in an effort to retain and reward a high-quality management team. In this regard, the Compensation Committee bases its decisions regarding stock options on current market conditions, as well as corporate and individual performance. Where the Compensation Committee grants options as a compensation award for past performance, the significance of the accomplishment or milestone is measured against objective criteria to determine the size of the award. In addition, where options are viewed as an incentive mechanism, the number of options or shares granted to or owned by the executive, in addition to the price at which such options or shares were granted or purchased, is taken into consideration in determining the size of the award.

   Stock options granted to executives typically vest over a period of four years and expire ten years after the date of grant. The exercise price of the stock options is typically 100% of the fair market value of the Company's Common Stock on the date of grant. Executives also may participate in the Company's 2000 Employee Stock Purchase Plan, which allows employees to authorize payroll deductions of up to 15% of their earnings for the purchase of stock at a discounted price pursuant to the plan.

CEO Compensation and Corporate Performance

   Mr. Berberian's base salary, annual bonus and long-term incentives are determined in accordance with the compensation policies described above. Mr. Berberian's base salary was $215,000 for the fiscal year 2000. In setting Mr. Berberian's base salary, the Compensation Committee considered the prevailing competitive salaries in the technology sector for similar positions in comparable companies. In addition, the Compensation Committee measures corporate performance to determine changes in base salary and the annual bonus of Mr. Berberian. Corporate performance includes objective measures of financial goals such as revenue and earnings as well as certain other performance metrics, such as operational, strategic and management objectives, service quality and customer satisfaction. Last year, in lieu of granting Mr. Berberian a year-end cash bonus, the Compensation Committee granted Mr. Berberian a year-end bonus of an option to purchase 234,375 shares of the Company's Common Stock at an exercise price of $2.56, which was the fair market value of the stock on the date of grant. The entire option vests on June 6, 2001. Mr. Berberian's annual bonus was awarded to compensate Mr. Berberian for his contribution in the strategic direction of the Company in 2000 and to motivate and align his performance to successfully execute the Company's recent restructuring efforts.

   Mr. Berberian also received certain long-term equity-based incentives throughout 2000. In particular, the Company granted Mr. Berberian stock options to purchase an aggregate of 34,333 shares of the Company's Common Stock at an exercise price equal to the fair market value of the stock on the date of grant. The Compensation Committee's decision to grant long-term equity-based incentives to Mr. Berberian was also based on its determination that Mr. Berberian contributed substantially to the growth and performance of the Company and that it is the Compensation Committee's philosophy to link the motivation of executives, particularly the CEO, with maximizing long-term stockholder value.

                               Compensation Committee of the Board of
                                Directors

                               Bradley A. Feld
                               Andre Meyer
                               Carol deB. Whitaker

          Compensation Committee Interlocks and Insider Participation

   As noted above, Mr. Feld, Mr. Meyer and Ms. Whitaker are the members of the Compensation Committee of the Board of Directors. No member of the Compensation Committee has been an officer or employee of the Company at any time. None of our executive officers serve as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

                      Performance Measurement Comparison

   This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

   The following graph shows the total stockholder return of an investment of $100 in cash on July 25, 2000 for the Company's Common Stock and the Nasdaq Stock Market (U.S.) Index and an investment of $100 in cash on June 30, 2000 for the Russell 2000 Technology Sector Index. All values assume reinvestment of the full amount of all dividends and are calculated as of the last day of the applicable month:

   Comparison of 7 Month Cumulative Total Return among Evoke Communications,
                                   Inc., the
 Nasdaq Stock Market (U.S.) Index and the Russell 2000 Technology Sector Index
                       [PERFORMANCE GRAPH APPEARS HERE]

EVOKE COMMUNICATIONS INC.
                                                         RUSSELL
                                             NASDAQ       2000
                                EVOKE        STOCK      TECHNOLOGY
                           COMMUNICATIONS    MARKET       SECTOR
                                 INC.      (U.S.) INDEX   INDEX
                           -------------   ------------ ---------

    07/25/00                    $100.00      $100.00     $100.00
    07/00                       $ 98.46      $ 93.35     $ 86.32
    08/00                       $135.38      $104.38     $100.17
    09/00                       $ 80.78      $ 90.81     $ 90.87
    10/00                       $ 60.00      $ 83.33     $ 78.52
    11/00                       $ 24.62      $ 64.25     $ 54.95
    12/00                       $ 21.54      $ 60.80     $ 54.34
    01/01                       $ 15.38      $ 68.22     $ 65.25
    02/01                       $ 26.93      $ 52.94     $ 47.05

                Certain Relationships and Related Transactions

Loans

   As of March 31, 2001, the Company had a loan outstanding in the principal amount of $100,000 to Mr. Berberian, who is an executive officer and director of the Company. The loan was entered into in January 2001 pursuant to a promissory note with a two year term and an annual interest rate of 8%. If Mr. Berberian's employment with the Company is terminated for any reason prior to his payment of the note, then the unpaid portion of principal and interest will become immediately due.

Service Agreements

   In March 2001, the Company entered into a Termination and Release Agreement with Work.com LLC, of which Mr. Hutchison, who is one of our directors, is the outgoing chairman of the board and chief executive officer. Pursuant to the terms of the agreement, certain service agreements between the Company and Work.com were terminated and both parties were released from any further obligations pursuant to such agreements. The parties agreed that certain promotion fees due by the Company to Work.com would be reduced by $150,000 and that Work.com would pay $55,000 to the Company as the final payment for all services rendered by the Company.

Leases

   In March 1997, the Company entered into a contract with BMC Properties, LLC for the lease of 4,295 square feet of office space at 5777 Central Avenue, Boulder, Colorado 80301. This lease commenced in June 1997 and expires in May 2002. In 2000, the Company paid an aggregate of $75,162 to BMC Properties, LLC and expects to pay an aggregate of $75,162 in 2001 and $31,318 in 2002. Byron Chrisman, a former director of the Company, is a managing member of BMC Properties LLC.

   In June 1999, the Company entered into a contract with BLC Properties, LLC for the lease of our principal executive offices at 1157 Century Drive, Louisville, Colorado 80027. This lease commenced in October 1999 and has a term of 10 years. Pursuant to this lease, the Company pays rent of $50,110 per month subject to an annual adjustment for inflation based on the consumer price index. The Company also pays the operating expenses related to this building, which vary on a monthly basis. Messrs. Berberian, Chrisman, and LeJeal are members of BLC Properties, LLC.

   The Company believes that each of the transactions described above was carried out on terms that were no less favorable to us than those that would have been obtained from unaffiliated third parties.

Stock Option Grants and Issuances

   Stock option grants and stock issuances pursuant to our executive compensation plan to our executive officers and directors are described in the sections entitled "Compensation of Executive Officers" and "Compensation of Directors."

Employment Agreements

   The Company has entered into an employment agreement with Mr. Berberian, which is described in the section entitled "Employment Agreements, Severance and Change in Control Arrangements."

Severance Agreements

   The Company has entered into severance agreements with each of Mr. Kawaja and Mr. LeJeal, each of which is described in the section entitled "Employment Agreements, Severance and Change in Control Arrangements."

                                 Other Matters

   The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          Stephanie A. Anagnostou
                                          Secretary

May 14, 2001

   A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K, as amended, for the fiscal year ended December 31, 2000 is available without charge upon written request to: Corporate Secretary, Evoke Communications, Inc., 1157 Century Drive, Louisville, Colorado 80027.

                                  Appendix A

                              EVOKE INCORPORATED

                 AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

Organization

   There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.

Statement of Policy

   The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the corporation.

Responsibilities

   In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

   In carrying out these responsibilities, the audit committee will:

  . Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries.

  . Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

  . Review with the independent auditors, the company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

  . Review the internal audit function of the corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors.

  . Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

  . Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

  . Review accounting and financial human resources and succession planning within the company.

  . Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

  . Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

                          EVOKE COMMUNICATIONS, INC.

                        ANNUAL MEETING OF STOCKHOLDERS

                           Wednesday, June 20, 2001
                                9:00 a.m. (MDT)

                              WESTIN TABOR CENTER
                             1672 Lawrence Street
                               Denver, CO 80202



--------------------------------------------------------------------------------


Evoke Communications, Inc.
1157 Century Drive
Louisville, Colorado 80027                                                 proxy
________________________________________________________________________________

This proxy is solicited by the Board of Directors for use at the Annual Meeting on June 20, 2001.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" Items 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint Paul A. Berberian and Stephanie A. Anagnostou, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.


                     See reverse for voting instructions.

                              Please detach here

          The Board of Directors Recommends a Vote FOR Items 1 and 2


1. Election of directors   01 Paul A. Berberian
                           02 Carol deB. Whitaker

       [ ] Vote FOR all nominees (except as marked)

       [ ] Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. To ratify and approve the appointment of KPMG LLP, independent auditors of the Company for its fiscal year ending December 31, 2001.

       [ ] For

       [ ] Against

       [ ] Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box  [ ]
Indicate changes below:                      Date:__________________________






                                             Signature(s) in Box
                                             Please sign exactly as your name(s)
                                             appear on Proxy. If held in joint
                                             tenancy, all persons must sign.
                                             Trustees, administrators, etc.,
                                             should include title and authority.
                                             Corporations should provide full
                                             name of corporation and title of
                                             authorized officer signing the
                                             proxy.